THE BRAZILIAN INVESTMENT FUND, INC.

Offer To Purchase for Cash up to 415,903.113 Shares of its Common
               Stock at Net Asset Value Per Share

To Our Clients:

      Enclosed for your consideration are an Offer to Purchase, dated October 6, 1997, and a related Letter of Transmittal
pursuant   to   which    The  Brazilian  Investment   Fund,  Inc.
(the "Fund") is offering to purchase up to 415,903.113 shares of its Common Stock, par value $.01 per share (the "Shares"), for cash at a price per Share, net to the seller, equal to the net asset value in U.S. dollars ("NAV") per Share determined as of 5:00 P.M. New York City time on November 4, 1997, or such later date to which the Offer is extended, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). The Offer is being made pursuant of Article Eleventh of the Fund's Articles of Incorporation ("Article Eleventh"), which requires the Fund, for so long as the Fund's Common Stock is not listed on a stock exchange, to make periodic offers to purchase all Shares of its Common Stock. If more than 415,903.113 Shares are tendered, the Fund will not purchase any Shares in the Offer and, pursuant to Article Eleventh, the Board of Directors of the Fund will convene a stockholders meeting to consider a plan of liquidation of the Fund. Information regarding this obligation, as well as information regarding possible future offers by the Fund, is set forth in the Offer to Purchase. The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you
the  Letter  of Transmittal  for  your  information  only;    you
cannot  use   it  to tender  Shares  we hold for your account.  A
tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

      THE BOARD OF DIRECTORS OF THE FUND APPROVED A PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (THE "LIQUIDATION PLAN") FOR THE FUND
ON SEPTEMBER 19, 1997, AND PROXY MATERIALS SOLICITING YOUR APPROVAL
OF THE LIQUIDATION PLAN WERE MAILED ON SEPTEMBER 24, 1997. A SPECIAL MEETING OF STOCKHOLDERS WILL BE HELD ON OCTOBER 15, 1997, AT WHICH APPROVAL OF THE LIQUIDATION PLAN IS EXPECTED. IF THE LIQUIDATION PLAN IS APPROVED, THE FUND HAS ADVISED US THAT ANY SHARES TENDERED PURSUANT TO THIS OFFER TO PURCHASE WILL BE RETURNED PENDING THE FUND'S LIQUIDATION. ACCORDINGLY, IF YOU ARE PLANNING TO TENDER ANY SHARES PURSUANT TO THIS OFFER TO PURCHASE, WE RECOMMEND THAT YOU POSTPONE
ANY TENDERS UNTIL AFTER THE OCTOBER 15, 1997 SPECIAL MEETING OF STOCKHOLDERS, AND THAT YOU TENDER YOUR SHARES ONLY IF THE
LIQUIDATION PLAN IS NOT APPROVED.

     Your attention is called to the following:

          1. The purchase price is the NAV determined as of 5:00 P.M. New York City time on November 4, 1997, unless the Offer is extended.
          2.  The  Offer  is  conditioned  on  no  more  than
              415,903.113  Shares   being  tendered  and  not
              withdrawn as  of  the  time  the  offer expires.
              The Fund is not  required to accept for payment,
              purchase or pay  for any  Shares tendered,   and
              the  Fund  may  terminate or amend  the Offer or
              may  postpone  the  acceptance for payment   of,
              payment for or purchase of any Shares, as described in the Offer to Purchase.
          3. The Offer and withdrawal rights expire at 12:00 midnight Eastern Time on November 4, 1997, unless extended.
          4. Tendering Stockholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund pursuant to the
              Offer; however, a broker,   dealer  or other person
              may charge a fee for processing the transactions on behalf of Stockholders.

      If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form on the reverse side hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON NOVEMBER 4, 1997, UNLESS THE OFFER IS EXTENDED.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. To the extent that the securities laws of any jurisdiction would require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

               Instructions Regarding the Offer by

               THE BRAZILIAN INVESTMENT FUND, INC.

To Purchase for Cash up to 415,903.113 Shares of its Common Stock
                  at Net Asset Value Per Share


     THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITORY, IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF SUCH FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 6, 1997 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by The Brazilian Investment Fund, Inc. (the "Fund"), to purchase up to 415,903.113 shares of its Common Stock, par value $.01 per share (the "Shares"), for cash at a price, net to the seller, equal to the net asset value in U.S. dollars per Share as of 5:00 P.M. New York City time on the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

      The undersigned hereby instructs you to tender to the Fund the number of Shares indicated below, which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

Shares to be tendered    [ ]    Tender all Shares held by you

                         [ ]    Tender partial Shares held by you
                                (If partial, complete below)

                         Shares ___________________
                                     (Number)


Account Number:________________________________________________

Tax Identification or
Social Security Number:________________________________________

Name(s) of Beneficial Owner(s):________________________________

_______________________________________________________________

Address:_______________________________________________________

_______________________________________________________________

Area Code and Telephone Number:________________________________

______________________________   ______________________________
(Signature of beneficial owner)    (Signature of additional
                                    beneficial owner, if any)

Date:  _______________________________________